                                                                   EXHIBIT 11.1

                       EARNINGS PER SHARE COMPUTATIONS

                                                                  SIX-MONTH PERIOD ENDED
                                                             June 30,              June 30,
                                                               1997                  1996
                                                             -------               -------
PRIMARY EARNINGS PER SHARE:                               (Dollar and share amounts in 000's)

Net Income                                                   $ 3,501               $ 3,523
                                                             -------               -------

Shares:

Weighted average common shares outstanding                    14,218                 7,343

Effect of shares issuable under stock option
plans, stock purchase warrants and convertible
securities based on the treasury stock method                  2,095                    70
                                                             -------               -------


  Adjusted common shares and equivalents                      16,313                 7,413
                                                             =======               =======

Earnings per share - primary                                 $  0.21               $  0.48
                                                             =======               =======

FULLY DILUTED EARNINGS PER SHARE:

Net Income                                                   $ 3,501               $ 3,523
                                                             -------               -------

Shares:

Weighted average common shares outstanding                    14,218                 7,343

Effect of shares issuable under stock option
plans, stock purchase warrants and convertible
securities based on the treasury stock method                  2,173                   154
                                                             -------               -------


  Adjusted common shares and equivalents                      16,391                 7,497
                                                             =======               =======

Earnings per share - fully diluted                           $  0.21               $  0.47
                                                             =======               =======

                                                                    EXHIBIT 11.1

                         EARNINGS PER SHARE COMPUTATIONS

                                                                THREE-MONTH PERIOD ENDED
                                                             June 30,              June 30,
                                                               1997                  1996
                                                             -------               -------
PRIMARY EARNINGS PER SHARE:                               (Dollar and share amounts in 000's)

Net Income                                                   $ 2,653               $ 2,246
                                                             -------               -------

Shares:

Weighted average common shares outstanding                    17,147                 7,430

Effect of shares issuable under stock option
plans, stock purchase warrants and convertible
securities based on the treasury stock method                  3,685                   139
                                                             =======               =======


  Adjusted common shares and equivalents                      20,832                 7,569
                                                             =======               =======

Earnings per share - primary                                 $  0.13               $  0.30
                                                             =======               =======

FULLY DILUTED EARNINGS PER SHARE:

Net Income                                                   $ 2,653               $ 2,246
                                                             -------               -------

Shares:

Weighted average common shares outstanding                    17,147                 7,430

Effect of shares issuable under stock option
plans, stock purchase warrants and convertible
securities based on the treasury stock method                  3,831                   154
                                                             -------               -------


  Adjusted common shares and equivalents                      20,978                 7,584
                                                             =======               =======

Earnings per share - fully diluted                           $  0.13               $  0.30
                                                             =======               =======